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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 10 of our report dated January 20, 1999, except for Notes 3, 4, 14 and 17 which are as of July 30, 1999 relating to the financial statements of Dow Corning Corporation, which appear in such Form
10. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Detroit, Michigan
September 10, 1999